                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                               SAFLINK CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
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     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials:

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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

[LOGO] Saflink Corporation

May 13, 2002

Dear Stockholder:

   This year's annual meeting of stockholders will be held on Thursday, June 13, 2002, at 10 a.m. local time, in the Juniper room at the Bellevue Hyatt Regency, 900 Bellevue Way NE, Bellevue, Washington 98004. You are cordially invited to attend.

   The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

   It is important that you use this opportunity to take part in the affairs of SAFLINK by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

   A copy of SAFLINK's Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review SAFLINK's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

/s/ Glenn L. Argenbright
GLENN L. ARGENBRIGHT
President and
Chief Executive Officer

[LOGO] Saflink Corporation

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held June 13, 2002

TO THE STOCKHOLDERS:

   Notice is hereby given that the annual meeting of the stockholders of SAFLINK Corporation, a Delaware corporation, will be held on Thursday, June 13, 2002, at 10:00 a.m. local time, in the Juniper room at the Bellevue Hyatt Regency located at 900 Bellevue Way NE, Bellevue, Washington 98004, for the following purposes:

      1. To elect four directors to hold office for a one-year term and until their respective successors are elected and qualified;

      2. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002; and

      3. To transact such other business as may properly come before the meeting.

   Stockholders of record at the close of business on May 3, 2002 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 11911 NE 1st Street, Suite B304, Bellevue, Washington 98005.

                                          By order of the Board of Directors,

                                          /s/ Ann M. Alexander
                                          Ann M. Alexander
                                          Secretary

Bellevue, Washington
May 13, 2002

  IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS.......................................   1
SOLICITATION AND VOTING..................................................................   1
ELECTION OF DIRECTORS....................................................................   1
   Vote Required and Board of Directors' Recommendation..................................   1
   Board Meetings and Committees.........................................................   3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS......................................   4
   Vote Required and Board of Directors' Recommendation..................................   5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........................   6
EXECUTIVE COMPENSATION AND OTHER MATTERS.................................................   9
   Compensation Committee Interlocks and Insider Participation in Compensation Decisions.  12
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................................  12
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..................................  13
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION...........................  13
REPORT OF THE AUDIT COMMITTEE............................................................  15
COMPARISON OF STOCKHOLDER RETURN.........................................................  16
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING.............................  17
TRANSACTION OF OTHER BUSINESS............................................................  17

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

   The accompanying proxy is solicited by the Board of Directors of SAFLINK Corporation, a Delaware corporation, for use at its annual meeting of stockholders to be held on June 13, 2002, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about May 13, 2002.

                            SOLICITATION AND VOTING

   Voting Securities. Only stockholders of record as of the close of business on May 3, 2002, will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 12,893,197 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

   Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

   Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of SAFLINK a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   We currently have a Board of Directors consisting of four directors, who will serve until the annual meeting of stockholders to be held in 2002, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire at the annual meeting dates.

   The terms of our current directors will expire on the date of the upcoming annual meeting. Accordingly, four persons are to be elected to serve as members of the Board of Directors at the meeting. Management's nominees for election by the stockholders to those four positions are the current members of the Board of Directors, Glenn L. Argenbright, Frank M. Devine, Steven M. Oyer, and Robert
M. Smibert. If elected, the nominees will serve as directors until our Annual Meeting of Stockholders in 2003 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

Vote Required and Board of Directors' Recommendation

   If a quorum is present and voting, the four nominees for director receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes have no effect on the vote.

The Board of Directors unanimously recommends a vote "FOR" the nominees named above.

   The following table sets forth, for our current directors, including the nominees to be elected at the 2002 Annual Meeting of Stockholders, information with respect to their ages and background.

                                                            Director
           Name                 Position With SAFLINK   Age  Since
           ----                 ---------------------   --- --------
           Glenn L. Argenbright Director, President and 36    2001
                                Chief Executive Officer
           Frank M. Devine..... Director                59    1997
           Steven M. Oyer...... Director                46    2001
           Robert M. Smibert... Director                38    2001

   Glenn L. Argenbright has served as a director of SAFLINK since February 2001. Mr. Argenbright was appointed Interim Chairman of the Board, President and Chief Executive Officer in June 2001, with such appointments being made permanent by our Board of Directors in December 2001. Prior to joining SAFLINK, Mr. Argenbright served as the President and Chief Executive Officer of Jotter Technologies, a firm whose assets were purchased by us in 2000, since November 1999. From May 1998 to November 1999, Mr. Argenbright served as the President and Chairman of the board of Spotlight Interactive, Inc., a Web-incubator and venture capital firm. From February 1999 to August 1999, while working for Spotlight, Mr. Argenbright served as a director of and consultant to Today's Communications Inc., a provider and aggregator of Web content. From May 1998 to February 1999, Mr. Argenbright was a director and Executive Vice President of Intelligent Communications, Inc., a company providing high-speed Internet access over satellite. From April 1997 to April 1998, Mr. Argenbright was a director, President and Chief Executive Officer of Internet Extra Corporation, a Web hosting company which owned and operated certain Web properties. From September 1997 to February 1998, Mr. Argenbright served as President and director of Internet Extra Media Placement (which later changed its name to Mediaplex), an online advertising subsidiary of Internet Extra. From January 1995 to April 1997, Mr. Argenbright served as President of FTM Marketing, a Los Angeles based marketing and promotions agency. Mr. Argenbright has also served on the boards of directors of Internet Presence Providers, Internet Extra, Cardzoo!, StarInsider, ProCheer, and AIR, Inc. Mr. Argenbright received a BA from the University of California at San Diego and a JD from the University of San Diego.

   Frank M. Devine has served as a director of SAFLINK since June 1997. Mr. Devine also serves as a business consultant for various entities. Mr. Devine founded Bachmann-Devine, Incorporated, a venture capital firm, and co-founded Shapiro, Devine & Craparo, Inc., a manufacturers' agency serving the retail industry. Mr. Devine also serves on the board of directors of these companies. Since December 1994, Mr. Devine has served as a member of the board of directors of Salton, Inc., a publicly owned company that markets and sells electrical appliances to the retail trade under various brand names. Mr. Devine received a BS from Iowa State University.

   Steven M. Oyer has served as a Director of SAFLINK since December 2001. Mr. Oyer served as our Interim Chief Financial Officer from June 2001 until December 2001. Since November 2000, Mr. Oyer has been a principal and Chief Financial Officer of Spotlight Interactive, Inc., a Web-incubator and venture capital firm. From October 1995 to November 2000, Mr. Oyer served as the Vice President Regional Director for Murray Johnstone International Ltd., a Scottish investment firm, where he was responsible for the sale and marketing of international investment management services and private equity in North America. Mr. Oyer serves on the board of several ventures, including Ajax Holdings and Bridge Partners, and for the past 5 years has been active in raising private equity capital.

   Robert M. Smibert has served as a director of SAFLINK since February 2001. Mr. Smibert served as our Chief Technology Officer from December 2000 until June 2001. Mr. Smibert, a co-founder of Jotter Technologies, served as the Chief Technology Officer of Jotter from December 1997 until we acquired that company's assets in 2000. Mr. Smibert also co-founded MindQuake Creations, a Web boutique company, and served as its Chief Technology Officer from February 1997 to October 1998. From July 1997 to October 1998, Mr. Smibert was the Information Technology Manager of RedCell Canada, a Canadian battery company. From June 1996 to July 1997, Mr. Smibert owned and served as President of Virgin Technologies, Inc., a software design, development and consulting company.

Board Meetings and Committees

   The Board of Directors held nine meetings during the fiscal year ended December 31, 2001. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Other than Hector J. Alcade, Bradley D. Galinson, and Robert J. Rosenblatt, during the last fiscal year, no director attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served held during that period.

   The members of the Audit Committee during fiscal 2001 included Hector J. Alcade, Robert J. Rosenblatt, and Francis R. Santangelo. Mr. Santangelo resigned from the Board of Directors in May 2001. Glenn L. Argenbright was appointed to the Audit Committee in May 2001, and resigned from the Audit Committee in June 2001 upon his appointment to serve as our Interim President and Chief Executive Officer. Mr. Alcade resigned from the Board of Directors in August 2001 and Mr. Rosenblatt was not re-elected as director at our 2001 Annual Meeting of Stockholders in September 2001. Steven M. Oyer was appointed to the Audit Committee in December 2001. The functions of the Audit Committee include recommending to the Board the retention of independent auditors, reviewing and approving the planned scope, proposed fee arrangements and results of our annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of our auditors. The Audit Committee held one meeting during the fiscal year ended December 31, 2001.

   The members of the Compensation Committee during fiscal 2001 included Frank
M. Devine and Francis R. Santangelo. Mr. Santangelo resigned from the Board of Directors in May 2001. Glenn L. Argenbright was appointed to the Compensation Committee in May 2001, and resigned from the Compensation Committee in June 2001 upon his appointment to serve as our Interim President and Chief Executive Officer. Robert M. Smibert was appointed to the Compensation Committee in December 2001. The Compensation Committee makes recommendations to the Board of Directors on compensation for our executive officers and other key employees, administers our stock incentive plans and reviews management's recommendations for stock option grants and other compensation plans or practices. The Compensation Committee did not meet separate from meetings of the Board of Directors during the fiscal year ended December 31, 2001.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Our Board of Directors has selected KPMG LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2002. KPMG LLP has acted in such capacity since its appointment in fiscal year 2000. A representative of KPMG LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

   The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2001, by KPMG LLP:

    Audit Fees, excluding audit related............................ $109,530
    Financial Information Systems Design and Implementation Fees(1)       --
    All Other Fees:
       Audit Related Fees(2).......................................  124,579
       Other Non-Audit Services(3).................................   20,000
                                                                    --------
    Total All Other Fees........................................... $144,579
                                                                    ========

--------

(1) Financial information systems design and implementation relates to consulting for enterprise-wide financial information systems. KPMG, LLP did not render any services to us for financial information systems design and implementation during the 2001 fiscal year.
(2) Audit Related Fees consisted principally of acquisition and other audits, services related to registration statements, financing transactions and issuance of consents.
(3) Other Non-Audit Services consisted of tax compliance related services.

   The Audit Committee has considered the role of KPMG LLP in providing tax services and other non-audit services to SAFLINK and has concluded that such services are compatible with KPMG LLP's independence as our auditors.

   On April 24, 2000, we dismissed Ernst & Young LLP ("E & Y") as the principal accountant engaged to audit our consolidated financial statements. The audit report of E & Y on our consolidated financial statements as of and for the two fiscal years ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

   During our two fiscal years ended December 31, 1999 and the subsequent interim period through April 24, 2000, there were no disagreements with E & Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of E & Y, would have caused it to make reference to the subject matter of the disagreement in connection with its report. We requested that E & Y furnish us with a letter to the SEC stating whether E & Y agreed with the above statements. E & Y's letter dated April 27, 2000 is attached as Exhibit 16.1 to our Form 8-K that was filed with the SEC on April 27, 2000, and is incorporated herein by reference.

   On April 24, 2000, we engaged KPMG LLP as the principal accountant to audit our consolidated financial statements. During the two fiscal years ended December 31, 1999 and the subsequent interim period through April 24, 2000, we did not consult KPMG LLP regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements, nor on any matter that was either the subject of a disagreement or a reportable event. The decision to change certifying accountants was approved by our Board of Directors.

Vote Required and Board of Directors' Recommendation

   Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of our Common Stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

   Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our Bylaws or otherwise. We are submitting the selection of KPMG LLP to you for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in our best interest and the best interest of the stockholders.

   The Board of Directors unanimously recommends a vote "FOR" the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of April 15, 2002, certain information with respect to the beneficial ownership of our Common Stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each director and director-nominee, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all of our directors and executive officers as a group.

                                                  Number of      Total
                                     Number of     Shares      Number of   Percent
                                     Shares of   Underlying      Shares       of
                                      Common     Convertible  Beneficially  Common
   Name of Beneficial Owner(1)      Stock Owned Securities(2)   Owned(3)   Stock(4)
   ---------------------------      ----------- ------------- ------------ --------
SDS Merchant Fund, L.P. (5)........  1,264,800    2,318,800    3,583,600     23.6%
   One Sound Shore Drive
   Greenwich, CT 06830
RMS Limited Partnership (6)........  2,561,634       11,905    2,573,539     20.0%
   50 West Liberty Street, Ste 650
   Reno, NV 89501
S.A.C. Capital Associates, LLC (7).    857,144    1,571,430    2,428,574     16.9%
   777 Long Ridge Road
   Stamford, CT 06902
Palo Alto Investors, LLC (8).......    500,000    1,928,575    2,428,575     16.4%
   470 University Avenue
   Palo Alto, CA 94301
Freya Fanning & Co. (9)............  1,146,858      584,145    1,731,003     12.9%
   400 Essex Street
   Beverly Farms, MA 01915
Forum Partners, LP (10)............  1,114,572      563,314    1,677,886     12.5%
   1601 Forum Place, Ste 905
   West Palm Beach, FL 33401
DMG Advisors LLC (11)..............  1,514,011           --    1,514,011     11.8%
   One Sound Shore Drive, Ste 202
   Greenwich, CT 06830
Micro Cap Partners, L.P. (12)......    332,872    1,215,730    1,548,602     11.0%
   470 University Avenue
   Palo Alto, CA 94301
Jotter Technologies, Inc. (13).....    800,660           --      800,660      6.2%
   9595 Harbour Bay Place
   Elk Grove, CA 95758
Ann M. Alexander...................         --       43,880       43,880        *
Glenn L. Argenbright...............         --       52,903       52,903        *
Frank M. Devine....................         --       83,746       83,746        *
Joshua M. Grantz...................      1,600           --        1,600        *
Walter G. Hamilton.................         --       57,925       57,925        *
Steven M. Oyer.....................         --       12,858       12,858        *
Robert M. Smibert (14).............    800,660           --      800,660      6.2%
Directors and executive officers
 as a group (7 persons)............    802,260      251,312    1,053,572      8.0%

--------
*  Less than 1%
(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days after April 15, 2002, upon the exercise of options or warrants or upon conversion of securities convertible into common stock.

(3) Represents the aggregate number of shares beneficially owned by each stockholder.
(4) Calculated on the basis of 12,839,768 shares of Common Stock outstanding as of April 15, 2002, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after April 15, 2002 are deemed to be outstanding for the purpose of calculating that stockholder's percentage beneficial ownership.
(5) Based on a Schedule 13G filed by SDS Merchant Fund, L.P. with the SEC on April 5, 2002. Includes 2,318,800 shares issuable upon exercise of immediately exercisable warrants and conversion of preferred stock owned by SDS Merchant Fund. SDS Capital Partners, L.L.C. is the sole general partner of SDS Merchant Fund and has shared power to vote and dispositive power with respect to all of the shares reported. Steven Derby is the sole managing member of SDS Capital Partners and has shared power to vote and dispositive power with respect to all of the shares reported. SDS Management, LLC, an affiliate of SDS Merchant Fund, L.P., has acted as an adviser to S.A.C. Capital Associates, LLC. Each of SDS Merchant Fund, L.P. and S.A.C. Capital Associates, LLC disclaims beneficial ownership of the shares of our common stock owned by the other
(6) Based on a Schedule 13D/A filed by RMS Limited Partnership with the SEC on June 15, 2001. Includes 48,572 shares and 11,905 shares subject to options immediately exercisable or exercisable within 60 days after April 15, 2002, owned by Francis R. Santangelo. Mr. Santangelo's shares are subject to a voting agreement between RMS and Mr. Santangelo whereby Mr. Santangelo agrees to vote such shares as directed by RMS. Also includes 800,660 shares beneficially owned by Jotter Technologies which are subject to a voting agreement between RMS and Jotter Technologies whereby Jotter Technologies agrees to vote such shares as directed by RMS. RMS is a Nevada limited partnership controlled by Roy M Speer. Crystal Diamond, Inc. is a Nevada corporation controlled by Mr. Speer. RMS shares the power to vote and to dispose of the shares owned directly by RMS with Crystal Diamond and Mr. Speer. RMS has the power to direct the voting and has no power to dispose of the shares owned by Mr. Santangelo and Jotter Technologies.
(7) Based on a Schedule 13G filed by S.A.C. Capital Advisors, LLC; S.A.C. Capital Management, LLC; and Steven A. Cohen with the SEC on January 22, 2002. The shares are held by S.A.C. Capital Associates, LLC, an Anguillan limited liability company. Pursuant to investment agreements, each of SAC Capital Advisors and SAC Capital Management share all investment and voting power with respect to the securities held by SAC Capital Associates. Mr. Cohen is the President and Chief Executive Officer of SAC Capital Advisors, the Managing Member of which is a corporation wholly owned by Mr. Cohen. Mr. Cohen is also the owner, directly and through a wholly-owned subsidiary, of all of the membership interests of SAC Capital Management. Mr. Cohen disclaims beneficial ownership of the securities held by SAC Capital Associates. SDS Management, LLC, an affiliate of SDS Merchant Fund, L.P., has acted as an adviser to S.A.C. Capital Associates, LLC. Each of SDS Merchant Fund, L.P. and S.A.C. Capital Associates, LLC disclaims beneficial ownership of the shares of our common stock owned by the other.
(8) Based on a Schedule 13D filed by Palo Alto Investors, LLC with the SEC on February 14, 2002. Includes 332,872 shares and 1,215,730 shares issuable upon exercise of immediately exercisable warrants and conversion of preferred stock owned by Micro Cap Partners, L.P. Palo Alto Investors is an investment advisor registered with the SEC and is the general partner of and investment advisor to Micro Cap Partners and other investment limited partnerships. The sole manager of Palo Alto Investors, LLC is Palo Alto Investors corporation. William Leland Edwards is the President and controlling shareholder of Palo Alto Investors corporation and the principal member of Palo Alto Investors. Palo Alto Investors has shared power to vote and shared dispositive power with respect to all of the shares reported.
(9) Includes 584,145 shares issuable upon exercise of immediately exercisable warrants owned by Freya Fanning & Company. Thomas B. Hallowell is the sole general partner of Freya Fanning & Company and shares the power to vote and dispositive power with respect to all of the shares reported. Mr. Hallowell disclaims beneficial ownership of all of the shares reported.
(10) Includes 563,314 shares issuable upon exercise of immediately exercisable warrants owned by Forum Partners. Arnold Mullen is the sole general partner of Forum Partners and shares the power to vote and dispositive power with respect to all of the shares reported. Mr. Mullen disclaims beneficial ownership of all of the shares reported.
(11) Based on a Schedule 13G filed by DMB Advisors LLC, DMG Legacy International Ltd., and DMG Legacy Institutional Fund LLC with the SEC on February 12, 2002. DMG Advisors is the managing member of each of the following, and has shared power to vote and shared dispositive power with respect to 832,348 shares held by DMB Legacy International, 585,376 shares held by DMG Legacy Institutional Fund and 96,287 shares held by DMG Legacy Fund LLC,
(12) Based on a Schedule 13D filed by Micro Cap Partners, L.P. with the SEC on February 14, 2002. Includes 1,215,730 shares issuable upon exercise of immediately exercisable warrants and conversion of preferred stock owned by Micro Cap Partners, L.P. Palo Alto Investors is an investment advisor registered with the SEC and is the general partner of and investment advisor to Micro Cap Partners and other investment limited partnerships. The sole manager of Palo Alto Investors, LLC is Palo Alto Investors corporation. William Leland Edwards is the President and controlling shareholder of Palo Alto Investors corporation and the principal member of Palo Alto Investors. Palo Alto Investors has shared power to vote and shared dispositive power with respect to all of the shares reported.
(13) Based on a Schedule 13D/A filed by Jotter Technologies, Inc. with the SEC on June 15, 2001. Jotter Technologies shares are subject to a voting agreement between RMS Limited Partnership and Jotter Technologies whereby Jotter Technologies agrees to vote such shares as directed by RMS. Jotter Technologies has sole power to dispose of its shares. Robert M. Smibert, a director of SAFLINK, jointly with his spouse, owns approximately 25% of Jotter's common stock.
(14) Includes 800,660 shares held by Jotter Technologies, Inc. Robert M. Smibert, jointly with his spouse, owns 25% of Jotter's common stock and serves as Jotter's Managing Director. Mr. Smibert disclaims beneficial ownership of the shares of our common stock owned by Jotter, except to the extent of his pecuniary interest in such shares.

Executive Officers

   Our executive officers are generally elected annually at the meeting of our Board of Directors held in conjunction with the annual meeting of stockholders. The following are our executive officers and their ages as of April 15, 2002:

                                                                         Position
Name                 Age Officer                                          Since
----                 --- -------                                         --------
Glenn L. Argenbright 36  President and Chief Executive Officer(1)          2001
Ann M. Alexander.... 55  Chief Operating Officer and Corporate Secretary   2001
Walter G. Hamilton.. 58  Vice President of Business Development            2000
Gregory C. Jensen... 34  Chief Technology Officer                          2000
Joshua M. Grantz.... 30  Vice President of Sales                           2001

--------

(1) Mr. Argenbright was appointed Interim President and Chief Executive Officer in June 2001, with such appointment being made permanent by our Board of Directors in December 2001. Mr. Argenbright's appointment followed the June 5, 2001 resignation of our prior President and Chief Executive Officer, Mr. Anthony.

   The following sets forth the business experience, principal occupations and employment of each of our current executive officers who do not serve on the board (see above for such information with respect to Mr. Argenbright):

   Ann M. Alexander joined SAFLINK in October 2000 as Vice President of Operations and was appointed Corporate Secretary in June 2001 and then Chief Operating Officer in August 2001. Ms. Alexander was Director of Operations at vJungle.com from November 1999 to March 2000 and Director of Operations and Support at Continuex from October 1998 to June 1999. From May 1997 to September 1998, she was Regional Human Resource Manager with Starbucks Coffee Company and Project Manager in Customer Operations at AT&T Wireless Service from May 1996 to April 1997. Ms. Alexander is also a principal in TMR, Inc., a Washington corporation providing consulting on human resources and organizational change management. From August 1987 to May 1995, she was a Senior Manager of Customer Account Services at US West NewVector Group, Inc. Ms. Alexander received a MA in Organizational Design and Effectiveness from the Fielding Institute, Santa Barbara, California.

   Walter G. Hamilton joined SAFLINK in December 1995 as Director of Business Development. Mr. Hamilton served as Vice President of Sales and Marketing from August 1999 through August 2000. In September, 2000, Mr. Hamilton was appointed Vice President of Business Development. Prior to joining SAFLINK, Mr. Hamilton was employed by Unisys Corporation and its successor, Loral Corporation, for 34 years. He served as Director of Business Development for the worldwide postal automation business segment, after holding various sales management and product management related assignments with both domestic and international responsibilities. Mr. Hamilton received a BS in Business Administration from the University of Southern Mississippi.

   Gregory C. Jensen joined SAFLINK in August 1992 and has served as Chief Systems Engineer, Director of Technical Services, Vice President of
Engineering, and is currently Chief Technology Officer. The Board appointed him as a corporate officer of SAFLINK on March 20, 2000. Prior to joining SAFLINK, Mr. Jensen was a Member of the Technical Staff of TRW, Inc., involved in the research and development of image processing, signal processing, high volume data storage, and high bandwidth data communication technologies. Mr. Jensen received a BS in Electrical Engineering from California Institute of Technology.

   Joshua M. Grantz joined SAFLINK in October 2001 as Vice President of Sales. Since August 1999, Mr. Grantz had been President and Chief Executive Officer of Develos, Inc., a company that provides web-based and wireless supply chain management solutions. From May 1999 to January 2001, Mr. Grantz was also the General Manager of Grantz Interactive Solutions, an e-marketing firm. From July 1997 to February 1998 he was the

Vice President of Sales and Online Marketing at Internet Extra Corporation. In August 1997, while at Internet Extra, Mr. Grantz founded Internet Extra Media Placement and changed its name to Mediaplex, Inc. and from February 1998 to July 1999 acted as their Senior Vice President of Sales and Media. From February 1997 to July 1997, he served as Senior Account Manager for WebConnect, Inc., an online media sales company. He has also served on the boards of directors of WebMunchies, Talulah G, Grantz Industries, and Develos. Mr. Grantz received two degrees in Journalism & Mass Media and in Communications from Rutgers College and the Rutgers University School of Communications, Information and Library Studies, New Brunswick, NJ.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

   The following table sets forth information concerning the compensation of our chief executive officer, our three other most highly compensated executive officers, and a former chief executive officer, during the fiscal years ended December 31, 1999, 2000 and 2001.

                          SUMMARY COMPENSATION TABLE

                                                                      Long Term
                                                                     Compensation
                                                                     ------------
                                        Annual Compensation             Awards
                                ------------------------------------ ------------
                                                                        Shares
                                                        Other Annual  Underlying   All Other
 Name and Principal Position    Year  Salary  Bonus     Compensation   Options    Compensation
 ---------------------------    ---- -------- ------    ------------ ------------ ------------
Glenn L. Argenbright(1)........ 2001 $ 58,846 $5,000(2)     $--         44,287      $     --
 President and Chief Executive  2000       --     --         --             --            --
 Officer                        1999       --     --         --             --            --

Ann M. Alexander............... 2001  145,000     --         --         38,572            --
  Chief Operating Officer and   2000   27,885     --         --         14,286       11,400(3)
  Secretary                     1999       --     --         --             --            --

Walter G. Hamilton............. 2001  145,000     --         --         38,572            --
  Vice President of Business    2000  145,000     --         --          7,207       25,261(4)
  Development                   1999  131,006     --         --         12,858           --

Gregory C. Jensen.............. 2001  150,000     --         --         38,572            --
 Vice President of Engineering  2000  135,808     --         --          7,112       312,461(5)
                                1999   87,289     --         --          6,429            --
Former Officer:
Jeffrey P. Anthony(6).......... 2001  124,810     --         --         78,096        81,715
  Former President and Chief    2000  200,000     --         --             --            --
  Executive Officer             1999  165,001     --         --         25,715            --

--------
(1) Mr. Argenbright was appointed Interim President and Chief Executive Officer in June 2001, with such appointment being made permanent by our Board of Directors in December 2001. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."
(2) Mr. Argenbright received this bonus pursuant to signing of his Employment Agreement. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."
(3) Represents compensation for consulting services prior to October 2000, when Ms. Alexander was appointed as Vice President of Operations.
(4) Represents reimbursement of relocation expenses paid to Mr. Hamilton.
(5) Represents proceeds in the amount of $302,525 received from the exercise and sale of stock options, and reimbursement of relocation expenses in the amount of $9,936.

(6) Mr. Anthony resigned as President and Chief Executive Officer effective June 5, 2001. He received a severance payment of $100,000, along with his $15,048 in accrued vacation. Of Mr. Anthony's severance payment, $33,333 is reported as "Salary" attributable to his original severance agreement, and $66,667 is reported as "All Other Compensation" attributable to modification of his original severance agreement at the time of termination. Mr. Anthony was also granted an option to purchase 78,096 shares of SAFLINK common stock for $1.89 per share on May 21, 2001. Such option became fully vested upon his termination of employment pursuant to a severance agreement between Mr. Anthony and SAFLINK.

Stock Options Granted in Fiscal 2001

   The following table provides the specified information concerning grants of options to purchase our Common Stock made during the fiscal year ended December 31, 2001, to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  Individual Grants
                     ----------------------------------------

                                 % of Total                       Potential Realized Value
                     Number of    Options                          at Assumed Annual Rates
                       Shares    Granted to Exercise             of Stock Price Appreciation
                     Underlying  Employees   Price                   for Option Term(1)
                      Options    in Fiscal    Per    Expiration  ---------------------------
Name                 Granted(2)     Year    Share(3)    Date          5%            10%
----                 ----------  ---------- -------- ----------    --------      --------
Glenn L. Argenbright   35,715       4.3%     $1.68    6/29/11    $ 97,736      $155,628
                        8,572(4)    1.0%      7.21    2/15/11     100,672       160,304
Ann M. Alexander....   38,572       4.7%      1.68    6/29/11     105,554       168,077
Walter G. Hamilton..   38,572       4.7%      1.68    6/29/11     105,554       168,077
Gregory C. Jensen...   38,572       4.7%      1.68    6/29/11     105,554       168,077
Former Officers:
Jeffrey P. Anthony..   78,096(4)    9.4%      1.89    5/21/02(5)  154,982       162,362

--------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules, and therefore are not intended to forecast possible future appreciation, if any, in SAFLINK's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.
(2) Except as described in footnotes below, all options were granted pursuant to the 2000 Stock Incentive Plan. Options granted under the 2000 Stock Incentive Plan generally become vested on a monthly basis over a 36-month period, but are not exercisable until optionee has been employed with us for nine months, and they remain exercisable subject to the optionee's continuous employment with us. Under the 2000 Stock Incentive Plan, the Board retains discretion to modify the terms, including the prices, of outstanding options.
(3) All options were granted at market value on the date of grant.
(4) Options granted pursuant to the 1992 Stock Incentive Plan. Options granted under the 1992 Stock Incentive Plan generally become exercisable in three equal installments beginning on the first anniversary of the date of grant, subject to the optionee's continuous employment with us. Under the 1992 Stock Incentive Plan, the Board retains discretion to modify the terms, including the prices, of outstanding options.
(5) Pursuant to the terms of Mr. Anthony's severance agreement, all of his vested but unexercised options will lapse on May 21, 2002. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

Option Exercises and Fiscal 2001 Year-End Values

   The following table provides the specified information concerning exercises of options to purchase our Common Stock in the fiscal year ended December 31, 2001, and unexercised options held as of December 31, 2001, by the persons named in the Summary Compensation Table above.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END VALUES

                             Number of Shares         Value of Unexercised
                          Underlying Unexercised     In-the-Money Options at
                        Options at Fiscal Year End     Fiscal Year End(1)
                       -------------------------    -------------------------
  Name                 Exercisable(2) Unexercisable Exercisable Unexercisable
  ----                 -------------- ------------- ----------- -------------
  Glenn L. Argenbright         --        35,715(4)     $  --        $  --
                            2,857(3)      5,715           --           --
  Ann M. Alexander....      6,428        32,144           --           --
                            4,762(3)      9,524           --           --
  Walter G. Hamilton..      6,428        32,144           --           --
                           18,072(3)      9,090           --           --
  Gregory C. Jensen...      6,428        32,144           --           --
                            9,040(3)      6,884           --           --
  Former Officers:
  Jeffrey P. Anthony..    155,599(3)         --           --           --

--------
(1) Based on a market value of $1.25, the last reported sale of our Common Stock on the OTC Electronic Bulletin Board on December 31, 2001.
(2) Except as described in footnotes below, all options were granted pursuant to the 2000 Stock Incentive Plan. Options granted under the 2000 Stock Incentive Plan generally become vested on a monthly basis over a 36-month period, but are not exercisable until optionee has been employed with us for nine months, and they remain exercisable subject to the optionee's continuous employment with us. Under the 2000 Stock Incentive Plan, the Board retains discretion to modify the terms, including the prices, of outstanding options.
(3) Options granted pursuant to the 1992 Stock Incentive Plan. Options granted under the 1992 Stock Incentive Plan generally become exercisable in three equal installments beginning on the first anniversary of the date of grant, subject to the optionee's continuous employment with us. Under the 1992 Stock Incentive Plan, the Board retains discretion to modify the terms, including the prices, of outstanding options.
(4) Mr. Argenbright had not satisfied the 9-month employment requirement, pursuant to the 2000 Stock Incentive Plan, prior to December 31, 2001, therefore 5,952 vested options, of the total grant of 35,715, were not yet exercisable.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   In June 2001, we entered into an Employment Agreement with Mr. Argenbright, our President and Chief Executive Officer. The agreement provides for the payment to Mr. Argenbright of an initial $100,000 minimum base annual salary, a $5,000 signing bonus, and a $100,000 bonus based on the achievement of certain objectives. Pursuant to the agreement, Mr. Argenbright was granted an option under the 2000 Stock Incentive Plan to purchase 35,715 shares of our Common Stock, vesting in three equal increments on an annual basis. In the event of a sale, change of control or merger of us, or a termination of Mr. Argenbright's employment with us, his options will fully vest and become immediately exercisable. Mr. Argenbright is also entitled to receive the equivalent of three months' base salary if his employment with us is terminated for any reason other than cause or if the Board of Directors appoints someone else to the position of Chief Executive Officer. On February 11, 2002, the Board of Directors approved certain modifications to Mr. Argenbright's compensation, including an increase in his base salary to $175,000 effective as of January 1, 2002, an option under the 2000 Stock Incentive Plan to purchase 217,665 shares of our Common Stock at an exercise price of $1.07 per share, a salary advance of $20,000, and certain potential cash bonuses tied to our performance and targeted revenue objectives.

   Jeffrey P. Anthony resigned as our President and Chief Executive Officer effective June 5, 2001, and resigned as a director on June 8, 2001. Pursuant to his severance agreement, dated December 10, 1998, and amended on May 15, 2001, Mr. Anthony received $100,000 in severance payments as well as accrued vacation pay and the portable computer used by Mr. Anthony. Mr. Anthony resigned his employment within 90 days of an event that constituted "good reason" and, as a consequence, received full benefits under his severance agreement. Mr. Anthony would not have been eligible to receive severance benefits in the event his employment was terminated for cause. As part of his severance benefits, all of Mr. Anthony's outstanding options became fully vested on the date of termination and exercisable for a period of one year from his date of termination. In addition, Mr. Anthony also received as part of his severance benefits a fully-vested, immediately exercisable option to purchase 78,096 shares of our common stock, with such option remaining exercisable for a period of one year from his date of termination. Mr. Anthony entered into a consultancy agreement with us on June 5, 2001, whereby he agreed to provide up to 100 hours of consulting services to us for no more than 60 days, however he did not perform any consulting services under this arrangement.

Compensation of Directors

   Our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committee meetings. Upon election to the Board of Directors, each new non-employee director receives an option to purchase 100,000 shares of our Common Stock at the fair market value on the date of grant. The initial grant is fully exercisable on the date of grant. In addition, each non-employee director receives an option to purchase 60,000 shares of our Common Stock on the date of our annual meeting of stockholders. The annual grant becomes exercisable on the first anniversary of the grant date if such person is still serving as a director at such time. Each non-employee director also receives an option to purchase 50,000 shares of our Common Stock for each committee of the Board of Directors on which he or she serves, with such option becoming exercisable in equal monthly increments over the course of service on the committee. Mr. Devine was granted a fully vested option to purchase 11,429 shares of our Common Stock on May 21, 2001, as an incentive to continue as a member of the Board of Directors following completion of a financing and the subsequent management changes. Mr. Devine's option grant was made under our 2000 Stock Incentive Plan. In addition, on February 11, 2002, Mr. Devine was granted a fully vested option under the 2000 Stock Incentive Plan to purchase 65,412 shares of our Common Stock at an exercise price of $1.07 per share. In connection with the establishment of the compensation for non-employee directors described above, on April 30, 2002, Messrs Devine, Oyer and Smibert were each granted fully vested options under the 2000 Stock Incentive Plan to purchase 100,000 shares of our Common Stock at an exercise price of $1.25 per share. In addition, on April 30, 2002, Mr. Smibert was granted a fully vested option under the 2000 Stock Incentive Plan to purchase 50,000 shares of our Common Stock at an exercise price of $1.25 per share.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   Mr. Devine and Mr. Smibert served on the Compensation Committee of the Board of Directors for the past fiscal year. Mr. Argenbright served on the Compensation Committee from May 2001 to June 2001. Mr. Santangelo served on the Compensation Committee from January 2001 to May 2001. Mr. Devine is the Chairman of the Compensation Committee. During fiscal 2001, the full Board deliberated on compensation decisions.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions.

   On November 13, 2000, Jeffrey P. Anthony, our former President and Chief Executive Officer and a former director, James W. Shepperd, our Chief Financial Officer and RMS Limited Partnership, a beneficial owner of more than 10% of our common stock, entered into loan agreements with us for an aggregate principal amount of $1,050,000. Both Messrs. Anthony and Shepperd agreed to loan $25,000 to us, and RMS agreed to loan $1,000,000 to us. Mr. Anthony advanced an additional $5,000 to us in April 2001. Under the terms of the bridge financing, each of these lenders could elect to participate in the financing by electing to receive Series E preferred stock and warrants in payment of their respective loans on the same terms and conditions offered to other purchasers in the financing. Messrs. Anthony and Shepperd and RMS did not elect to participate in the financing. Proceeds from the financing were used in part to repay the bridge loans. In addition, in connection with the financing, RMS agreed to extend its $1,000,000 bridge note and accrued interest for an additional twelve months and we agreed to apply 50% of any proceeds received from the exercise of Series A and Series B warrants issued in the financing towards principal and interest payments of the RMS note during the extension period.

   Glenn L. Argenbright, our President, Chief Executive Officer and Chairman of the Board, served as President and Chief Executive Officer of Jotter from December 1999 until June 2001. Robert M. Smibert, a director, jointly with his spouse owns approximately 25% of Jotter's common stock.

   Mr. Argenbright purchased 32 shares of Series E preferred stock and a Series A warrant to purchase 4,572 shares of our common stock in the financing for an aggregate purchase price of $6,400. Margaret Argenbright, Mr. Argenbright's mother, purchased 50 shares of our Series E preferred stock and a Series A warrant to purchase 7,143 shares of common stock in the financing for an aggregate purchase price of $10,000. Messrs. Argenbright and Oyer are both directors of Spotlight Interactive, Inc., which purchased 375 shares of our Series E preferred stock and a Series A warrant to purchase 53,572 shares of our common stock in the financing for an aggregate purchase price of $75,000. In addition, Ken Wilton, Chairman of the Board of Jotter, purchased 135 shares of our Series E preferred stock and a Series A warrant to purchase 19,286 shares of our common stock for an aggregate purchase price of $27,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

   Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with, except that Forum Partners, L.P. filed one late report with respect to one transaction, and Freya Fanning & Co. filed one late report with respect to one transaction.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors is comprised of non-employee members of our Board of Directors. The members of the Compensation Committee during fiscal 2001 were Mr. Devine and Mr. Smibert. During fiscal 2001, Mr. Santangelo also served as a member of this committee. Mr. Santangelo resigned in May 2001 and was replaced on this committee by Mr. Argenbright. Mr. Argenbright resigned from this committee in June 2001, upon becoming our Interim President and Chief Executive Officer, and was replaced on this committee by Mr. Smibert in December 2001.

   The goals of our executive officer compensation policies are to attract, retain and reward executive officers who contribute to our success, to align executive officer compensation with our performance and to motivate executive officers to achieve our business objectives. We use salary, bonus compensation, option grants, SARs, performance share awards and restricted stock awards to attain these goals.

   We strongly believe that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders, and therefore we make periodic grants of stock options under our stock incentive plans. The size of an option grant to an executive officer has generally been determined with reference to competitive practice, the responsibilities and expected future contributions of the executive officer, previous grants to that officer, as well as recruitment and retention considerations.

   Mr. Anthony's compensation as President and Chief Executive Officer prior to the termination of his employment in June 2001, was established considering his past experience with us, his contacts and experience in our industry and our potential customers and suppliers, as well as our cash flow position and prospects for raising additional cash.

   Mr. Argenbright was appointed as Interim President and Chief Executive Officer in June 2001, with such appointment being made permanent in December 2001. Mr. Argenbright's compensation was established considering his contacts and experience in our industry and with our potential customers and suppliers, as well as our cash flow position and prospects for raising additional cash. Following the appointment as our President and Chief Executive Officer in December 2001, Mr. Argenbright's compensation remained as set in June 2001. On February 11, 2002, based on the recommendation of the Compensation Committee, the Board of Directors approved certain modifications to Mr. Argenbright's compensation, including an increase in his base salary to $175,000 effective as of January 1, 2002, an option under the 2000 Stock Incentive Plan to purchase 217,665 shares of our Common Stock at an exercise price of $1.07 per share, a salary advance of $20,000, and certain potential cash bonuses tied to our performance and targeted revenue objectives.

   We have considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to our chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Option Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. We expect that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                          COMPENSATION COMMITTEE

                                          Frank M. Devine
                                          Robert M. Smibert

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. KPMG LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on its audit.

   The Audit Committee currently consists of one director who, in the judgment of the Board, is an "independent director." The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.\\ \\

   The Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with KPMG LLP, with and without management present, to discuss the overall scope of KPMG LLP's audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

   The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

   Based on the review and discussions referred to above, the committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                          AUDIT COMMITTEE

                                          Steven M. Oyer

                       COMPARISON OF STOCKHOLDER RETURN

   Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our common stock with the cumulative total returns of the CRSP Total Return Index for the Nasdaq Stock Market and the Nasdaq Computer and Data Processing Stocks Index for the period commencing on December 31, 2001./(1) /

      Comparison of Cumulative Total Return From 1996 through 2001/(1): / SAFLINK Corporation, CRSP Total Return Index for the Nasdaq Stock Market
             and Nasdaq Computer and Data Processing Stocks Index

                                    [CHART]

                                      12/1996   12/1997   12/1998   12/1999  12/2000   12/2001
SAFLINK CORP                          100.0      12.2       6.9      13.2      2.0       1.2
Nasdaq Stock Market (US Companies)    100.0     122.5     172.7     320.9    193.0     153.1
Nasdaq Computer and Data Processing   100.0     122.9     219.2     481.8    221.8     178.7
 Stocks SIC 7370-7379 US & Foreign


     Symbol            CRSP Total Returns Index for:      12/1996 12/1997 12/1998 12/1999 12/2000 12/2001
     ------            -----------------------------      ------- ------- ------- ------- ------- -------
_________________ .  SAFLINK CORP                          100.0    12.2     6.9    13.2     2.0     1.2
- - - - - - - - -  Nasdaq Stock Market (US
                   Companies)                              100.0   122.5   172.7   320.9   193.0   153.1
-- -- -- -- --    (triangle up)  Nasdaq Computer and Data  100.0   122.9   219.2   481.8   221.8   178.7
                   Processing Stocks SIC
                   7370-7379 US & Foreign

(1) Assumes that $100 was invested on December 31, 1996 in our common stock and each index, and that all dividends have been reinvested. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                            AT NEXT ANNUAL MEETING

   Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included our proxy materials for the 2003 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than January 11, 2003. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices.

                         TRANSACTION OF OTHER BUSINESS

   At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2002 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By order of the Board of Directors

                                          /s/ Ann M. Alexander
                                          Ann M. Alexander
                                          Secretary

May 13, 2002

     PROXY
                              SAFLINK CORPORATION
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 13, 2002
                      SOLICITED BY THE BOARD OF DIRECTORS

 The undersigned hereby appoints Glenn L. Argenbright and Ann M. Alexander, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Saflink Corporation, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 13, 2002 at 10:00 a.m., local time, in the Juniper room at the Bellevue Hyatt Regency, 900 Bellevue Way N.E., Bellevue, Washington 98004, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated May 13, 2002 (the "Proxy"), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledge(s) receipt of the Company's 2001 Annual Report to Stockholders.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION
          IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

 A vote FOR the following proposals is unanimously recommended by the Board of
Directors:

 1. To elect the following persons as directors until their successors are elected
   [_] FOR the nominee listed below                   [_] WITHHOLD AUTHORITY to
vote for the nominee listed below
      (except as marked to the contrary below)
 Nominees: Glenn L. Argenbright, Frank M. Devine, Steven M. Oyer, Robert M. Smibert
 INSTRUCTION: To withhold authority to vote for a nominee, mark a line through the nominee's name above.

 2. To consider, approve and ratify the appointment of KPMG LLP as the Company's independent public auditors for the fiscal year ending December 31, 2002.
        [_] FOR                    [_] AGAINST                  [_] ABSTAIN
                 (Continued and to be signed on reverse side)

                         (Continued from reverse side)

                        Annual Meeting of Stockholders
                              SAFLINK CORPORATION
                                 June 13, 2002
Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope
             so that your stock may be represented at the meeting.


                                                          Note: PLEASE SIGN
                                                          HERE. Sign exactly as
                                                          your name(s) appears
                                                          on your stock
                                                          certificate. If
                                                          shares of stock are
                                                          held of record in the
                                                          names of two or more
                                                          persons or in the
                                                          name of husband and
                                                          wife, whether as
                                                          joint tenants or
                                                          otherwise, both or
                                                          all of such persons
                                                          should sign the
                                                          Proxy. If shares of
                                                          stock are held of
                                                          record by a
                                                          corporation, the
                                                          Proxy should be
                                                          executed by the
                                                          President or Vice
                                                          President and the
                                                          Secretary or
                                                          Assistant Secretary.
                                                          Executors or
                                                          administrators or
                                                          other fiduciaries who
                                                          execute the Proxy for
                                                          a deceased
                                                          stockholder should
                                                          sign their full
                                                          title. Please date
                                                          the Proxy.

                                                          _____________________
                                                                Signature

                                                          _____________________
                                                                Signature

                                                          _____________________
                                                                  Date

 PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE! PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.